MFA
FINANCIAL, INC.
350 Park Avenue New York, New York 10022

PRESS RELEASE		FOR IMMEDIATE RELEASE

February 11, 2010		NEW YORK METRO

CONTACT:	MFA Investor Relations 800-892-7547 www.mfa-reit.com	NYSE: MFA

MFA Financial, Inc.
Announces Fourth Quarter 2009 Financial Results

MFA Financial, Inc. (NYSE:MFA) today reported net income of $76.5 million, or $0.27 per share of common stock, for the fourth quarter ended December 31, 2009.  For the fourth quarter, core earnings (as defined below) were $72.3 million, or $0.26 per share of common stock.  “Core Earnings” for the quarter represents a non-GAAP financial measure which reflects net income excluding impairment losses, gains on sales of securities and changes in the unrealized net gains on MBS Forwards, none of which impacts MFA’s distributable income.  On December 16, 2009, MFA announced its fourth quarter 2009 dividend of $0.27 per share of common stock, which was paid on January 29, 2010 to stockholders of record as of December 31, 2009.  As of December 31, 2009, MFA’s book value per share of common stock was $7.40.

Stewart Zimmerman, MFA’s Chairman of the Board and CEO, said “MFA continues to provide stockholders with attractive returns through appropriately leveraged investments in residential mortgage-backed securities (“MBS”) and we are very pleased with the year’s results.  In 2009, MFA was able to take advantage of significant market dislocations by identifying and acquiring Non-Agency residential MBS (“Non-Agency MBS”) with superior loss-adjusted yields at prices significantly below par.  Our fourth quarter net income represents a return on average equity (“ROE”) of 13.9% and our goal remains to position MFA to continue to generate double digit ROEs through appropriately leveraged investments in residential MBS, including both Agency MBS and Non-Agency MBS. With $653.5 million of cash and cash equivalents and $54.8 million of unpledged Agency MBS at year-end, we remain poised to take advantage of future investment opportunities within the residential MBS marketplace.  By blending Non-Agency MBS with Agency MBS, we seek to generate attractive returns while reducing leverage and sensitivity to prepayments.”

William Gorin, MFA’s President and CFO, added “We continue to benefit from the investments we made in 2009.  As of January 31, 2010, MFA’s book value per share of common stock has increased to $7.61 due primarily to further appreciation in MFA’s Agency and Non-Agency MBS portfolio.  Due to high premium prices and historically low yields, driven in part by the Federal Reserve purchase of $1.25 trillion of Agency MBS, we did not purchase any Agency MBS in 2009.  As a result, MFA’s Agency MBS holdings were reduced by $2.25 billion throughout the year, and $736.6 million in the fourth quarter of 2009 alone, through principal payments and asset sales.  Given this strategic reduction in both MFA’s Agency MBS portfolio and leverage, we currently expect that first quarter 2010 Core EPS will be generally in line with the fourth quarter 2009 Core EPS. We project that over 40% of our earnings will be generated by Non-Agency MBS. We are positioned to acquire Agency MBS in 2010 as the Federal Reserve completes its Agency MBS purchase program as it has previously indicated.”

As a result of the reduction in its Agency MBS portfolio, MFA has substantially reduced its reliance on leverage through repurchase financings.  As of December 31, 2009, MFA’s debt-to-equity multiple was 3.3x versus 7.2x as of December 31, 2008. By utilizing less leverage, MFA believes that future earnings will be less sensitive to changes in interest rates and the yield curve.

Utilizing comprehensive analysis focused primarily on quantifying and pricing credit risk in our asset selection process, MFA continues to take advantage of the investment opportunities in Non-Agency MBS.  As of December 31, 2009, approximately 47% of MFA’s total equity was allocated to funding investments in Non-Agency MBS.  In the second half of 2009, MFA’s wholly-owned subsidiary, MFResidential Assets I, LLC (“MFR LLC”), began to utilize a modest amount of leverage in connection with certain of its purchases of Non-Agency MBS.  Under GAAP, purchases of Non-Agency MBS in which the seller also provides the initial repurchase financing are considered part of a single arrangement, or a “linked transaction.”  In linked transactions, rather than report the gross amount of the purchased Non-Agency MBS and the repurchase financing liability separately, the net of these items is included on the balance sheet as a forward contract to repurchase MBS (“MBS Forwards”), with any changes in the value of MBS Forwards recorded in earnings.  As of December 31, 2009, MFA had Non-Agency MBS and related receivables with fair value of $331.0 million linked to $245.0 million of repurchase liabilities and related payables, which were reported net as MBS Forwards of $86.0 million on MFA’s consolidated balance sheet.

At December 31, 2009, MFR LLC owned Non-Agency MBS (including the Non-Agency MBS underlying MBS Forwards) with a fair value of $1.22 billion.  These Non-Agency MBS, which had a cost basis of $1.08 billion at December 31, 2009, were acquired at a deeply discounted weighted average purchase price of 63.1% of the face amount of the securities and, at December 31, 2009, had average structural credit enhancement of 10.0%.  This structured credit enhancement, along with the highly discounted purchase price, mitigates MFA’s risk of loss on these investments. In the fourth quarter, these assets generated a loss-adjusted yield of 11.3%.  Unlike MFA’s Agency MBS, due to their discounted purchase prices, the return on these assets will increase if the prepayment rates on these securities trend up.

During the fourth quarter of 2009, MFA’s portfolio spread, which is the difference between MFA’s interest-earning asset portfolio (including cash balances) net yield of 5.23% and its 2.50% cost of funds, was 2.73%.  During the fourth quarter, MFA’s MBS net spread, which is the difference between MFA’s MBS net yield of 5.57% and its cost of funds, was 3.07%.  MFA’s book value per share as of December 31, 2009 includes a negative interest rate swap valuation of $152.5 million from existing interest rate hedges.  As of December 31, 2009, under our swap agreements, MFA had an average fixed pay rate of interest of 4.23% and a floating receive rate of 0.25% on notional balances totaling $3.0 billion, with an average maturity of 25 months. In the fourth quarter of 2009, MFA’s costs for compensation and benefits and other general and administrative expenses were $4.9 million.

At December 31, 2009, Agency MBS and related receivables totaled $7.7 billion, Non-Agency MBS and related receivables (MFA legacy Non-Agency MBS and MFR Non-Agency MBS, including assets underlying MBS Forwards) were $1.4 billion and cash and restricted cash was $721 million. In the fourth quarter, MFA had net gains on sales of Agency MBS of $9.1 million and recognized in earnings impairment losses of $8.9 million on its legacy Non-Agency MBS.  We anticipate that the majority of MFA’s assets will continue to be whole pool Agency MBS.  The average cost basis of MFA’s Agency MBS portfolio was 101.3% of par at December 31, 2009.  MFA’s MBS assets continue to be financed with multiple funding providers through repurchase agreements.

MFA takes into account both coupon resets and expected prepayments when measuring the sensitivity of its MBS portfolio to changing interest rates. MFA’s MBS are primarily hybrids which have an initial fixed interest rate for a specified period of time and, thereafter, generally reset annually.  In measuring its assets-to-borrowing repricing gap (“Repricing Gap”), MFA measures the difference between:  (a) the weighted average months until coupon adjustment or projected prepayment on its MBS portfolio; and (b) the months remaining on its repurchase agreements including the impact of interest rate swap agreements.  Assuming a 15% CPR, as of December 31, 2009, the weighted average time to repricing or assumed prepayment for MFA’s MBS portfolio (excluding those assets held through MFR LLC which are less sensitive to changes in interest rates due to the fact that they generate significantly higher yields, and are impacted to a greater extent by credit performance and prepayments) was approximately 29 months and the average term remaining on its repurchase agreements, including the impact of interest rate swaps, was approximately 13 months, resulting in a Repricing Gap of approximately 16 months. The prepayment speed on MFA’s MBS portfolio averaged 19% CPR during the fourth quarter of 2009.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting The Bank of New York Mellon, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.bnymellon.com/shareowner/isd or visit MFA’s website at www.mfa-reit.com.

MFA will hold a conference call on Thursday, February 11, 2010, at 10:00 a.m. (New York City time) to discuss its fourth quarter 2009 financial results.  The number to dial in order to listen to the conference call is (800) 288-8968 in the U.S. and Canada.  International callers must dial (612) 332-0228.  The replay will be available through Thursday, February 18, 2010, at 11:59 p.m., and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code:  146379.  The conference call will also be webcast over the internet and can be accessed at http://www.mfa-reit.com through the appropriate link on MFA’s Investor Information page or, alternatively, at http://www.ccbn.com.  To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.
CONSOLIDATED BALANCE SHEETS

	At December 31,
	2009	2008
(In Thousands, Except Per Share Amounts)
Assets:
Mortgage-backed securities (“MBS”) at fair value (including pledged MBS of $7,837,830 and $10,026,638, respectively)	$8,757,954	$10,122,583
Cash and cash equivalents	653,460	361,167
Restricted cash	67,504	70,749
Forward contracts to repurchase MBS (“MBS Forwards”), at fair value	86,014	-
Interest receivable	41,775	49,724
Real estate, net	10,998	11,337
Securities held as collateral, at fair value	-	17,124
Goodwill	7,189	7,189
Prepaid and other assets	2,315	1,546
Total Assets	$9,627,209	$10,641,419

Liabilities:
Repurchase agreements	$7,195,827	$9,038,836
Accrued interest payable	13,274	23,867
Mortgage payable on real estate	9,143	9,309
Swaps, at fair value	152,463	237,291
Obligations to return cash and security collateral, at fair value	-	22,624
Dividends and dividend equivalent rights payable	76,286	46,385
Accrued expenses and other liabilities	11,954	6,030
Total Liabilities	$7,458,947	$9,384,342

Stockholders’ Equity:
Preferred stock, $.01 par value; series A 8.50% cumulative redeemable; 5,000 shares authorized; 3,840 shares issued and outstanding ($96,000 aggregate liquidation preference)	$38	$38
Common stock, $.01 par value; 370,000 shares authorized; 280,078 and 219,516 issued and outstanding, respectively	2,801	2,195
Additional paid-in capital, in excess of par	2,180,605	1,775,933
Accumulated deficit	(202,189)	(210,815)
Accumulated other comprehensive income/(loss)	187,007	(310,274)
Total Stockholders’ Equity	$2,168,262	$1,257,077
Total Liabilities and Stockholders’ Equity	$9,627,209	$10,641,419

MFA FINANCIAL, INC.

	Three Months Ended		For the Year Ended
	December 31,		December 31,
(In Thousands, Except Per Share Amounts)	2009	2008	2009	2008
	(Unaudited)

Interest Income:
MBS	$121,435	$136,762	$504,464	$519,738
Cash and cash equivalent investments	77	1,018	1,097	7,729
Income notes	-	-	-	50
Interest Income	121,512	137,780	505,561	527,517

Interest Expense	46,287	87,522	229,406	342,688

Net Interest Income	75,225	50,258	276,155	184,829

Other-Than-Temporary Impairments:
Total other-than-temporary impairment losses	(6,975)	-	(85,110)	(5,051)
Portion of loss (reclassified from)/recognized in other comprehensive income/(loss)	(1,944)	-	67,182	-
Net Impairment Losses Recognized in Earnings	(8,919)	-	(17,928)	(5,051)

Other Income/(Loss):
Gain on MBS Forwards, net	8,075	-	8,829	-
Net gain/(loss) on sale of MBS	9,122	-	22,617	(24,530)
Revenue from operations of real estate	375	384	1,520	1,603
Loss on termination of Swaps, net	-	-	-	(92,467)
Miscellaneous other income, net	-	51	43	298
Other Income/(Losses)	17,572	435	33,009	(115,096)

Operating and Other Expense:
Compensation and benefits	3,241	1,875	14,065	10,470
Real estate operating expense and mortgage interest	434	465	1,793	1,777
Other general and administrative expense	1,630	1,704	7,189	6,638
Operating and Other Expense	5,305	4,044	23,047	18,885

Net Income Before Preferred Stock Dividends	78,573	46,649	268,189	45,797
Less: Preferred Stock Dividends	2,040	2,040	8,160	8,160
Net Income to Common Stockholders	$76,533	$44,609	$260,029	$37,637

Income Per Share of Common Stock:
Basic and Diluted	$0.27	$0.21	$1.06	$0.21

Dividends Declared Per Share of Common Stock	$0.27	$0.21	$0.99	$0.81

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to MFA’s core earnings, investments in Non-Agency MBS, and returns on such assets for the three months ended December 31, 2009, which may constitute non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission.  MFA’s management believes that these non-GAAP financial measures presented in our press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and balance sheet composition.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core earnings and core earnings per share (“EPS”) for the quarter are not measures of performance in accordance with GAAP, as they exclude impairment losses, gains on sales of securities and changes in the unrealized net gains on MBS Forwards.  These excluded items are difficult to predict and do not impact MFA’s distributable earnings.  As a REIT, MFA must distribute at least 90% of its taxable ordinary net income, which excludes, among other things, capital gains and losses, impairment charges and mark-to-market adjustments on MBS Forwards.  We believe that core earnings and core EPS provide useful supplemental information to both management and investors in evaluating our financial results.  A reconciliation of GAAP net income and EPS to core earnings and core EPS for the three months ended December 31, 2009 is as follows:

(In Thousands, except per share data)	Reconciliation	Basic and Diluted EPS
GAAP net income/EPS	$76,533	$0.27
Adjustments to GAAP net income:
Net Impairment Losses Recognized in Earnings	8,919
Net Gain on Sales of MBS	(9,122)
Changes in Unrealized Net Gains on MBS Forwards	(3,982)
Core Earnings/EPS	$72,348	$0.26

(Continued)

The Company reports its Non-Agency MBS based on the following categories:  (1) “Legacy MBS,” which are comprised of Non-Agency MBS that were purchased by MFA prior to July 2007 and (2) “MFR MBS,” which are Non-Agency MBS acquired by MFR LLC.  As previously described, certain MFR MBS purchases are presented as linked transactions in MFA’s GAAP financial statements for the quarter ended December 31, 2009.  In assessing the performance of our MFR MBS portfolio, MFA’s management does not view these transactions as linked, but rather views the performance of the linked MBS and the related repurchase financing as we would any other Non-Agency MBS that is not part of a linked transaction.  These non-GAAP financial measures enhance the ability of investors to analyze the performance of MFA’s Non-Agency MBS in the same way that MFA’s management assesses such assets.  These Non-Agency financial measures do not, however, take into account the effect of the recognized changes in mark-to-market values in MFA’s earnings, which are included in GAAP earnings, as a component of the net gain on MBS Forwards for the periods presented.

A reconciliation of information pertaining to MFA’s Non-Agency MBS that are a component of a linked transaction are reconciled below at and for the three months ended December 31, 2009 with the most directly comparable financial measure calculated in accordance with GAAP, as follows:

(Dollars in Thousands)	GAAP Based Information	Adjustments to Include MFR MBS Underlying MBS Forwards (1)	Non-GAAP Presentation (Including MBS Underlying Linked Transactions)

At December 31, 2009:
Amortized Cost of MFR MBS	$759,166	$325,706	$1,084,872
Amortized Cost of Legacy MBS	257,794	-	257,794
Total Amortized Cost of Non-Agency MBS	$1,016,960	$325,706	$1,342,666

Fair Value of MFR MBS	$888,407	$329,540	$1,217,947
Fair Value of Legacy MBS	204,696	-	204,696
Fair Value of Non-Agency MBS	1,093,103	329,540	1,422,643
Accrued Interest on Non-Agency MBS	6,601	1,484	8,085
Non-Agency MBS and Related Receivables	$1,099,704	$331,024	$1,430,728

Percent of Equity Allocated to Non-Agency MBS:
Total Stockholders’ Equity	$2,168,262	$-	$2,168,262

Fair Value of Non-Agency MBS	$1,093,103	$329,540	$1,422,643
Less Financing on Non-Agency MBS (2)	(396,813)	-	(396,813)
Net Equity Allocated to Non-Agency MBS	$696,290	$329,540	$1,025,830

Percent of Equity Allocated to Non-Agency MBS	32.1%	-	47.3%

For the Three Months Ended December 31, 2009:
MFR MBS average amortized cost	$704,215	$281,258	$985,473

Coupon Interest on MFR MBS	$14,695	$3,738	$18,433
Discount Accretion on MFR MBS	8,022	1,364	9,386
Interest Income on MFR MBS	$22,717	$5,102	$27,819

Net Asset Yield on MFR MBS	12.9%	7.2%	11.3%

(1) Represents amounts associated with the Non-Agency MBS underlying our MBS Forwards, had such MBS qualified to be recorded as a purchase, rather than as a component of a net derivative.
(2) Includes financing of $245.0 million which is not presented as borrowings under repurchase agreements on the Company’s consolidated balance sheet.